Exhibit 99.1

LITHIA MOTORS REPORTS 71% INCREASE IN ADJUSTED FULL YEAR CONTINUING OPERATIONS EPS; INCREASES 2011 OUTLOOK

__________________________________________________

LITHIA MOTORS DECLARES $0.05 PER SHARE DIVIDEND FOR FOURTH QUARTER 2010

Medford, Oregon, February 23, 2011 (1:05 p.m. PT) – Lithia Motors, Inc. (NYSE: LAD) today reported 2010 adjusted fourth quarter net income from continuing operations of $5.6 million, or $0.21 per diluted share. This compares to a 2009 adjusted fourth quarter net loss from continuing operations of $(0.7) million, or $(0.03) per diluted share. Fourth quarter 2010 revenue from continuing operations increased $130.7 million, or 30.8% to $555.6 million, compared to $424.9 million in the year-ago period.

Fourth Quarter Operating Highlights:

  New vehicle same store sales increased 34.4%
  Used vehicle retail same store sales increased 21.1%
  Service, body and parts same store sales increased 5.4%

As shown in the attached reconciliation table, the 2010 and 2009 fourth quarter adjusted results from continuing operations excluded non-core charges of $0.05 and $0.04 per share, respectively, on asset impairments, disposal gains and reserve adjustments. Unadjusted, net income (loss) from continuing operations for the fourth quarter of 2010 and 2009 was $4.4 million or $0.16 per diluted share and $(1.8) million or $(0.07) per diluted share, respectively.

Sid DeBoer, Lithia’s Chairman and CEO, commented, “The economic recovery continued to accelerate through the fourth quarter. All states we operate in posted double digit increases in same store sales.”

For the full year 2010, revenue from continuing operations increased 19.7% to $2.1 billion as compared to $1.8 billion in 2009. Same store new vehicle sales increased 19.5%, used vehicle retail same store sales increased 19.3% and service, body and parts same store sales increased 0.4%. Full year 2010 adjusted net income from continuing operations was $0.94 per share as compared to $0.55 per share in 2009. Unadjusted, full year net income from continuing operations was $0.53 per diluted share, compared to net income from continuing operations of $0.31 per diluted share for 2009.

Mr. DeBoer continued, “For the full year, our adjusted earnings per share from continuing operations increased 71%. This improvement is a testament to the earnings potential Lithia can realize as we increase our market share in an improving economy.”

Balance Sheet Update
Lithia ended the period with $98.2 million in immediately available funds, including $9.3 million in cash, $23.3 million in availability on its revolving credit facility, and $65.6 million in unfinanced new vehicle inventory.

Dividend Payment
Lithia announced that the Board of Directors has approved a dividend of $0.05 per share for the fourth quarter 2010. Lithia will pay the dividend March 25, 2011 to shareholders of record on March 11, 2011.

Increased Outlook for 2011
Lithia projects its 2011 first quarter earnings guidance within a range of $0.19 to $0.21 per diluted share. Full-year 2011 earnings guidance is projected within a range of $1.20 to $1.28 per diluted share. Both projections are based on the following annual assumptions:

  Total revenues in range of $2.3 to $2.45 billion
  New vehicle same store sales increasing 16%
  New vehicle gross margin ranging from 7.9% to 8.1%
  Used vehicle same store sales increasing 10%
  Used vehicle gross margin ranging from 13.7% to 14.0%
  Service body and parts same store sales increasing 2%
  Service body and parts gross margin ranging from 48.3% to 48.6%
  Finance and insurance gross profit of $970 per unit
  Tax rate of 40%
  Estimated average diluted shares outstanding of 26.9 million
  Capital expenditures of approximately $26 million
  Guidance excludes the impact of future acquisitions, dispositions, and any potential non- core items

Fourth Quarter Earnings Conference Call and Updated Presentation
The fourth quarter conference call may be accessed at 2:00 p.m. PT today by telephone at 877-407-8029. An updated presentation highlighting the fourth quarter results has been added to Investor Relations on www.lithia.com.

To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on the conference call icon. A playback of the conference call will be available after 5:00 p.m. PT on February 23, 2011 through March 2, 2011 by calling 877-660-6853 (Conference ID: 366539 Account: 305).

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. As of today, Lithia sells 25 brands of new and all brands of used vehicles at 83 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact John North, VP Finance / Controller at (541) 618-5748 or visit www.lithia.com and click on “Investor Relations.”

Sites

www.	lithia.com
www.	lithiacares.com
www.	lithiajobs.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Life on Facebook http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube
http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter
http://twitter.com/LithiaLife

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. Forward-looking statements in this press release include our guidance regarding first quarter and full year 2011 results, the sustainability of the economic recovery and the earnings power produced by increasing revenues. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks" or "will." These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the company's filings with the SEC. We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.

Non-GAAP Financial Measures
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit and adjusted pre-tax margin adjusted to exclude certain items disclosed in the attached financial tables. Cash flows from operations were adjusted to include the change in non-trade floorplan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core business operations excluding adjustments for items not related to the Company's ongoing core business operations or other non-cash adjustments, and improves the period-to-period comparability of the Company's results from its core business operations. These presentations are not intended to provide net income, cash flows from operations, operating income or selling, general and administrative costs in accordance with GAAP and should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statement of Operations (Unaudited)
(In thousands except per share data)

	Three Months Ended			%
	December 31,		Increase	Increase
	2010	2009	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$290,073	$210,494	$79,579	37.8%
Used vehicle retail	139,652	112,051	27,601	24.6
Used vehicle wholesale	28,209	18,212	9,997	54.9
Finance and insurance	17,267	12,299	4,968	40.4
Service, body and parts	77,297	71,268	6,029	8.5
Fleet and other	3,093	524	2,569	NM
Total revenues	555,591	424,848	130,743	30.8
Cost of sales:
New vehicle retail	267,407	193,970	73,437	37.9
Used vehicle retail	120,755	96,622	24,133	25.0
Used vehicle wholesale	28,270	18,217	10,053	55.2
Service, body and parts	41,698	38,632	3,066	7.9
Fleet and other	2,623	205	2,418	NM
Total cost of sales	460,753	347,646	113,107	32.5
Gross profit	94,838	77,202	17,636	22.8
Asset impairment charges	550	153	397	259.5
SG&A expense	77,292	67,507	9,785	14.5
Depreciation and amortization	4,188	6,316	(2,128)	(33.7)
Income from operations	12,808	3,226	9,582	297.0
Floorplan interest expense	(2,194)	(2,387)	(193)	(8.1)
Other interest expense	(3,730)	(3,476)	254	7.3
Other income, net	66	48	18	37.5
Income (loss) from continuing
operations before income taxes	6,950	(2,589)	9,539	NM
Income tax expense (benefit)	2,571	(775)	3,346	NM
Income tax rate	37.0%	29.9%
Income (loss) from continuing
operations	$4,379	$(1,814)	$6,193	NM	%

Income from discontinued operations,
net of income tax	-	260	(260)	100.0
Net income (loss)	$4,379	$(1,554)	$5,933	NM	%

Diluted net income (loss) per share:
Continuing operations	$0.16	$(0.07)	$0.23	NM	%
Discontinued operations	-	0.01	(0.01)	NM
Net income per share	$0.16	$(0.06)	$0.22	NM	%

Diluted shares outstanding	26,540	25,113	1,427	5.7%

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three Months Ended			%
	December 31,		Increase	Increase
	2010	2009	(Decrease)	(Decrease)
Gross margin
New vehicle retail	7.8%	7.9%	(10) bps
Used vehicle retail	13.5	13.8	(30) bps
Used vehicle wholesale	(0.2)	-	(20) bps
Finance & insurance	100.0	100.0	- bps
Service, body & parts	46.1	45.8	30 bps
Gross profit margin	17.1	18.2	(110) bps

Unit sales
New vehicle retail	8,907	6,537	2,370	36.3%
Used vehicle retail	8,386	6,574	1,812	27.6
Used vehicle wholesale	3,708	3,166	542	17.1
Total units sold	21,001	16,277	4,724	29.0

Average selling price
New vehicle retail	$32,567	$32,200	$367	1.1%
Used vehicle retail	16,653	17,044	(391)	(2.3)
Used vehicle wholesale	7,608	5,753	1,855	32.3

Average gross profit per unit
New vehicle retail	$2,545	$2,528	$17	0.7%
Used vehicle retail	2,253	2,347	(94)	(4.0)
Used vehicle wholesale	(16)	(2)	(14)	700.0
Finance & insurance	999	938	61	6.5

Revenue mix
New vehicle retail	52.2%	49.5%
Used vehicle retail	25.1	26.4
Used vehicle wholesale	5.1	4.3
Finance & insurance, net	3.1	2.9
Service, body & parts	13.9	16.8
Fleet and other	0.6	0.1

	Adjusted		As reported
	Three Months Ended		Three Months Ended
	December 31,		December 31,
Other metrics	2010	2009	2010	2009
SG&A as a % of revenue	13.9%	15.8%	13.9%	15.9%
SG&A as a % of gross profit	80.8	85.3	81.5	87.4
Operating profit as a % of revenue	2.6	1.1	2.3	0.8
Operating profit as a % of gross profit	14.9	6.1	13.5	4.2
Pretax margin	1.5	(0.2)	1.3	(0.6)

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)
(In thousands except per unit data)

	Three Months Ended			%
	December 31,		Increase	Increase
	2010	2009	(Decrease)	(Decrease)
Revenues
New vehicle retail	$283,707	$211,022	$72,685	34.4%
Used vehicle retail	135,834	112,203	23,631	21.1
Used vehicle wholesale	27,481	18,146	9,335	51.4
Finance and insurance	15,962	11,908	4,054	34.0
Service, body and parts	75,098	71,272	3,826	5.4

Gross profit
New vehicle retail	21,771	16,622	5,149	31.0
Used vehicle retail	18,507	15,357	3,150	20.5
Used vehicle wholesale	(46)	(2)	(44)	NM
Finance and insurance	15,962	11,908	4,054	34.0
Service, body and parts	34,996	33,328	1,668	5.0

Unit sales
New vehicle retail	8,699	6,554	2,145	32.7%
Used vehicle retail	8,152	6,583	1,569	23.8
Used vehicle wholesale	3,597	3,160	437	13.8
Total units sold	20,448	16,297	4,151	25.5

Average selling price
New vehicle retail	$32,614	$32,197	$417	1.3%
Used vehicle retail	16,663	17,044	(381)	(2.2)
Used vehicle wholesale	7,640	5,742	1,898	33.0

Average gross profit per unit
New vehicle retail	$2,503	$2,536	$(33)	(1.3)%
Used vehicle retail	2,270	2,333	(63)	(2.7)
Used vehicle wholesale	(13)	(1)	(12)	NM
Finance & insurance	947	906	41	4.5

Lithia Motors, Inc.
Consolidated Statement of Operations (Unaudited)
(In thousands except per share data)

	Twelve Months Ended			%
	December 31,		Increase	Increase
	2010	2009	(Decrease)	(Decrease)
Revenues:
New vehicle retail	$1,067,648	$881,329	$186,319	21.1%
Used vehicle retail	581,185	477,253	103,932	21.8
Used vehicle wholesale	108,113	72,699	35,414	48.7
Finance and insurance	67,107	56,397	10,710	19.0
Service, body and parts	295,823	291,075	4,748	1.6
Fleet and other	11,722	2,614	9,108	NM
Total revenues	2,131,598	1,781,367	350,231	19.7
Cost of sales:
New vehicle retail	980,264	806,912	173,352	21.5
Used vehicle retail	499,182	410,087	89,095	21.7
Used vehicle wholesale	107,468	72,288	35,180	48.7
Service, body and parts	153,239	152,532	707	0.5
Fleet and other	10,015	1,283	8,732	NM
Total cost of sales	1,750,168	1,443,102	307,066	21.3
Gross profit	381,430	338,265	43,165	12.8
Asset impairment charges	15,301	8,272	7,029	85.0
SG&A expense	300,612	276,021	24,591	8.9
Depreciation and amortization	17,577	18,259	(682)	(3.7)
Income from operations	47,940	35,713	12,227	34.2
Floorplan interest expense	(10,597)	(11,015)	(418)	(3.8)
Other interest expense	(14,572)	(14,115)	457	3.2
Other income, net	422	1,495	(1,073)	(71.8)
Income from continuing
operations before income taxes	23,193	12,078	11,115	92.0
Income tax expense	9,093	5,162	3,931	76.2
Income tax rate	39.2%	42.7%
Income from continuing
operations	$14,100	$6,916	$7,184	103.9%

Income (loss) from discontinued
operations, net of income tax	(381)	2,235	(2,616)	NM
Net income	$13,719	$9,151	$4,568	49.9%

Diluted net income (loss) per
share:
Continuing operations	$0.53	$0.31	$0.22	71.0%
Discontinued operations	(0.01)	0.10	(0.11)	NM
Net income per share	$0.52	$0.41	$0.11	26.8%

Diluted shares outstanding	26,279	22,176	4,103	18.5%

NM – not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

Twelve Months Ended
	December 31,		Increase	% Increase
	2010	2009	(Decrease)	(Decrease)
Gross margin
New vehicle retail	8.2%	8.4%	(20) bps
Used vehicle retail	14.1	14.1	- bps
Used vehicle wholesale	0.6	0.6	- bps
Finance & insurance	100.0	100.0	- bps
Service, body & parts	48.2	47.6	60 bps
Gross profit margin	17.9	19.0	(110) bps

Unit sales
New vehicle retail	33,701	29,316	4,385	15.0%
Used vehicle retail	34,969	29,453	5,516	18.7
Used vehicle wholesale	14,365	13,623	742	5.4
Total units sold	83,035	72,392	10,643	14.7

Average selling price
New vehicle retail	$31,680	$30,063	$1,617	5.4%
Used vehicle retail	16,620	16,204	416	2.6
Used vehicle wholesale	7,526	5,337	2,189	41.0

Average gross profit per unit
New vehicle retail	$2,593	$2,538	$55	2.2%
Used vehicle retail	2,345	2,280	65	2.9
Used vehicle wholesale	45	30	15	50.0
Finance & insurance	977	960	17	1.8

Revenue mix
New vehicle retail	50.1%	49.5%
Used vehicle retail	27.3	26.8
Used vehicle wholesale	5.1	4.1
Finance & insurance, net	3.1	3.2
Service, body & parts	13.9	16.3
Fleet and other	0.5	0.1

	Adjusted		As reported
	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31,
Other metrics	2010	2009	2010	2009
SG&A as a % of revenue	14.1%	15.5%	14.1%	15.5%
SG&A as a % of gross profit	78.4	81.1	78.8	81.6
Operating profit as a % of revenue	3.1	2.5	2.2	2.0
Operating profit as a % of gross profit	17.0	13.4	12.6	10.6
Pretax margin	1.9	1.1	1.1	0.7

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)
(In thousands except per unit data)

Twelve Months Ended
	December 31,			%
	2010	2009	Increase	Increase
Revenues
New vehicle retail	$1,053,411	$881,290	$172,121	19.5%
Used vehicle retail	568,532	476,395	92,137	19.3
Used vehicle wholesale	105,701	71,936	33,765	46.9
Finance and insurance	63,096	53,843	9,253	17.2
Service, body and parts	291,549	290,384	1,165	0.4

Gross profit
New vehicle retail	85,642	74,533	11,109	14.9%
Used vehicle retail	80,118	65,565	14,553	22.2
Used vehicle wholesale	808	633	175	27.6
Finance and insurance	63,096	53,843	9,253	17.2
Service, body and parts	138,694	136,883	1,811	1.3

Unit sales
New vehicle retail	33,173	29,302	3,871	13.2%
Used vehicle retail	34,173	29,386	4,787	16.3
Used vehicle wholesale	14,043	13,562	481	3.5
Total units sold	81,389	72,250	9,139	12.6

Average selling price
New vehicle retail	$31,755	$30,076	$1,679	5.6%
Used vehicle retail	16,637	16,212	425	2.6
Used vehicle wholesale	7,527	5,304	2,223	41.9

Average gross profit per unit
New vehicle retail	$2,582	$2,544	$38	1.5%
Used vehicle retail	2,344	2,231	113	5.1
Used vehicle wholesale	58	47	11	23.2
Finance & insurance	937	917	20	2.1

Lithia Motors, Inc.
Revenue Mix (Unaudited)
	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
New vehicle unit sales brand mix
Chrysler	29.2%	23.0%	28.4%	29.1%
General Motors	15.1	17.9	16.1	16.5
Toyota	13.8	16.5	13.5	15.1
Honda	8.7	9.5	8.6	8.8
Ford	5.8	5.8	5.8	5.0
Hyundai	5.1	3.8	5.7	5.0
Subaru	6.0	7.4	5.6	5.6
BMW	5.8	6.2	5.4	5.1
Volkswagen, Audi	3.5	3.4	3.6	3.2
Nissan	3.0	3.7	3.4	3.9
Kia	2.0	0.7	2.0	0.6
Mercedes	1.4	1.3	1.2	1.1
Other	0.6	0.8	0.7	1.0
	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue geographic mix
Texas	23.9%	24.5%	24.5%	23.9%
Oregon	15.6	15.5	15.0	16.4
California	10.9	11.6	11.2	11.6
Washington	10.2	10.7	10.1	10.0
Alaska	9.0	9.7	10.0	9.9
Montana	8.5	6.1	7.6	6.8
Iowa	7.3	7.7	7.1	7.2
Idaho	5.8	6.3	6.2	6.4
Nevada	4.4	4.1	4.2	4.0
North Dakota	2.4	2.1	2.2	1.9
New Mexico	1.1	0.9	1.0	1.1
Colorado	0.9	0.8	0.9	0.8
As of December 31, 2010

Current store count mix	# of stores	% of total
Chrysler	23	27.4%
General Motors	12	14.3
Toyota	8	9.5
Honda	8	9.5
Hyundai	6	7.1
BMW	6	7.1
Ford	4	4.8
Volkswagen, Audi	4	4.8
Nissan	4	4.8
Other	4	4.8
Subaru	2	2.4
Kia	2	2.4
Mercedes	1	1.1

Lithia Motors, Inc.
Consolidated Balance Sheet (Unaudited)
(In thousands except per share data)

	December 31, 2010	December 31, 2009
Cash and cash equivalents	$9,306	$12,776
Trade receivables, net	75,011	52,097
Inventories, net	415,228	333,628
Other current assets	6,062	7,869
Deferred income taxes	2,937	-
Assets held for sale	-	11,693
Total current assets	$508,544	$418,063

Property and equipment, net	362,433	386,054
Goodwill	6,186	-
Franchise value	45,193	42,428
Other non-current assets	9,796	7,820
Deferred income taxes	39,524	40,735
Total assets	$971,676	$895,100

Floorplan notes payable	251,257	216,082
Current maturities of long-term debt	12,081	32,708
Trade payables	23,747	18,782
Accrued liabilities	58,784	47,519
Deferred income taxes	-	1,036
Liabilities related to assets held for sale	-	5,050
Total current liabilities	$345,869	$321,177

Long-term debt	268,693	233,065
Deferred revenue	20,158	17,981
Other long-term liabilities	16,739	15,839
Total liabilities	$651,459	$588,062

Class A common stock	284,807	280,880
Class B common stock	468	468
Additional paid-in capital	10,972	10,501
Other comprehensive income	(4,869)	(3,850)
Retained earnings	28,839	19,039
Total liabilities & shareholders' equity	$971,676	$895,100

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited) (In thousands)

	Twelve Months Ended
	December 31,
	2010	2009
Net income	$13,719	$9,151

Adjustments to reconcile net income
to cash provided by (used in)
operating activities:
Asset impairments	15,301	8,272
Depreciation and amortization	17,586	18,821
Amortization of debt discount	-	48
Stock-based compensation	2,419	2,054
Gain on early extinguishment of debt	-	(1,317)
(Gain) loss on disposal of assets	194	(10,686)
Deferred income taxes	(2,131)	5,627
Excess tax deficit (benefit) from
share-based payment arrangements	(264)	45
(Increase) decrease, net of effect of
acquisitions and divestitures
Trade receivables, net	(22,881)	17,780
Inventories	(68,305)	120,785
Other current assets	(1,633)	15,992
Other non-current assets	(2,029)	(4,347)
Increase (decrease), net of effect of
acquisitions and divestitures
Floorplan notes payable	10,550	(179,893)
Trade payables	4,960	(2,789)
Accrued liabilities	10,029	(4,318)
Other long-term liabilities and
deferred revenue	1,155	14,714
Net cash provided by (used in)
operating activities	$(21,330)	$9,939

Lithia Motors, Inc.

Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited) (In thousands)

	Twelve Months Ended
	December 31,
Net cash provided by (used in)
operating activities	2010	2009
As reported	$(21,330)	$9,939
Floorplan notes payable, non-
trade	24,090	31,417
Adjusted	$2,760	$41,356

Lithia Motors, Inc.
Other Highlights (Unaudited)
(In thousands except per share data)

	December	December
	31, 2010	31, 2009
Other information
Long-term debt/total capitalization(1)	45.6%	43.2%

(1)Total capitalization is comprised of long-term debt and total shareholder’s equity.

Debt covenant ratios
	Requirement		As of December 31, 2010
Minimum tangible net worth	Not less than $200 million			$267.1 million
Vehicle equity	Not less than $65 million			$187.7 million
Fixed charge coverage ratio	Not less than 1.20 to 1			1.68 to	1
Liabilities to tangible net worth ratio	Not more than 4.00 to 1			2.44 to	1

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
Selling, general & administrative
As reported	$77,292	$67,507	$300,612	$276,021
Impairments and disposal gain	48	-	413	-
Reserve adjustments	96	(454)	(1,238)	(454)
Adjusted	$77,436	$67,053	$299,787	$275,567

Income from operations
As reported	$12,808	$3,226	$47,940	$35,713
Impairments and disposal gain	502	(277)	14,954	7,842
Reserve adjustments	944	1,854	2,278	1,854
Adjusted	$14,254	$4,803	$65,172	$45,409

Income (loss) from continuing
operations before income taxes
As reported	$6,950	$(2,589)	$23,193	$12,078
Impairments and disposal gain	502	(277)	14,954	7,842
Reserve adjustments	944	1,854	2,278	1,854
Gain on extinguishment of debt	-	-	-	(1,317)
Adjusted	$8,396	$(1,012)	$40,425	$20,457

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In thousands except per share data)

Adjusted net income/(loss) and diluted earnings per share

		Three Months Ended December 31,
	Net income/(loss)		Diluted earnings per share
	2010	2009	2010		2009
Continuing Operations
As reported	$4,379	$(1,814)	$0.16		$(0.07)
Impairments and disposal gain	401	(34)	0.02		-
Reserve adjustments	807	1,103	0.03		0.04
Adjusted	$5,587	$(745)	$0.21		$(0.03)

Discontinued Operations
As reported	$-	$260		$-	$0.01
Impairments and disposal (gain)
loss	-	(1,474)		-	(0.06)
Adjusted	$-	$(1,214)		$-	$(0.05)

Consolidated Operations
As reported	$4,379	$(1,554)	$0.16		$(0.06)
Adjusted	5,587	(1,959)	0.21		(0.08)

		Twelve Months Ended December 31,
	Net income/(loss)		Diluted earnings per share
	2010	2009	2010		2009
Continuing Operations
As reported	$14,100	$6,916	$0.53		$0.31
Impairments and disposal gain	9,178	4,967	0.35		0.22
Reserve adjustment	1,532	1,103	0.06		0.06
Gain on extinguishment of debt	-	(812)	-		(0.04)
Adjusted	$24,810	$12,174	$0.94		$0.55

Discontinued Operations
As reported	$(381)	$2,235	$(0.01)		$0.10
Impairments and disposal (gain)
loss	173	(6,589)	-		(0.30)
Adjusted	$(208)	$(4,354)	$(0.01)		$(0.20)

Consolidated Operations
As reported	$13,719	$9,151	$0.52		$0.41
Adjusted	24,602	7,820	0.93		0.35